 Exhibit 10.5

EXECUTION VERSION

THIS GLOBAL PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

FORM OF GLOBAL PROMISSORY NOTE

Principal Amount: $4,000,000	Dated as of December 12, 2018

One Madison Corporation, a Cayman Islands exempted company and blank check company (the “Maker”), promises to pay to the order of each of the persons set forth on Exhibit A hereto or their respective registered assigns or successors in interest (each, a “Payee” and collectively, the “Payees”) the aggregate principal amount of four million U.S. dollars ($4,000,000) in lawful money of the United States of America on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance of this Note shall be payable on the earliest of (a) the date on which the Maker (or a subsidiary thereof) consummates its initial Business Combination (as defined in the Maker’s Amended and Restated Memorandum and Articles of Association), (b) 30 days after the date on which that certain Stock Purchase Agreement by and among the Maker, Rack Holdings L.P. and Rack Holdings Inc. is terminated in accordance with its terms, and (c) the date that is nine months after the date hereof. The principal balance may be prepaid at any time. Any repayment or prepayment of principal amounts under this Note shall be made to all Payees simultaneously on a pro rata basis based on the total amount that each Payee has funded hereunder relative to the aggregate amount that all Payees have funded hereunder. If previously elected in writing by a Payee (with respect to itself), and the principal balance of this Note becomes payable on the date on which the Maker (or a subsidiary thereof) consummates its initial Business Combination, the full amount of principal owed to each Payee hereunder shall be deducted from the amount such Payee is required to fund pursuant to the applicable Subscription Agreement entered into between the Maker and such Payee on the date hereof, as amended, and the principal amount owed to such Payee hereunder shall be deemed repaid in full.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Funding. On or prior to December 21, 2018, each payee shall fund to the Maker (by wire transfer of immediately available funds to an account specified in writing by the Maker) the amount opposite such Payee’s name under the header “Funding Amount” on Exhibit A hereto (such Payee’s “Funding Amount”). The principal amount of this Note shall be used for the purpose of paying working capital expenses, including expenses incurred in connection with the initial Business Combination. Each Payee is severally (and not jointly or jointly and severally) liable for funding its Funding Amount. Once an amount is repaid to the Payees under this Note, it shall not be available for future drawdown by the Maker. No fees, payments or other amounts shall be due to any Payee in connection with, or as a result of, the funding contemplated hereby.

4. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified in Section 1 hereof.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5. Remedies. (a) Upon the occurrence of an Event of Default specified in Section 4(a) hereof, each Payee may, with respect to itself, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payees.

6. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payees under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payees.

7. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payees, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payees with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

8. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

9. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

10. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Trust Waiver. Each Payee hereby acknowledges that it is aware that the Maker established a trust account (the “Trust Account”) for the benefit of its public shareholders at the closing of the Maker’s initial public offering. Each Payee, for itself and its affiliates, hereby agree that it has no right, title interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Maker as a result of any liquidation of the Maker, except for redemption and liquidation rights, if any, such Payee may have in respect of any shares of the Maker’s Class A common stock, par value $0.0001 per share (the “Public Shares”), held by it. Each Payee hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, such Payee may have in respect of any Public Shares held by it. In the event a Payee has any Claim against the Maker under this Agreement, such Payee shall pursue such Claim solely against the Maker and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, such Payee may have in respect of any Public Shares held by it.

12. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and all of the Payees.

13. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

ONE MADISON CORPORATION
a Cayman Islands exempted company

By:
	Name:	Omar M. Asali
	Title:	Chairman and Chief Executive Officer

[Signature Page to Global Promissory Note]

Accepted and agreed:

PAYEE

By:
Name:
Title:

[Signature Page to Global Promissory Note]